UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

CLEAN WIND ENERGY TOWER, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300

Annapolis, Maryland  21401

(Address of principal executive offices)

(410) 972-4713

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York  11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

On July 25, 2012 (the “Effective Date”) Clean Wind Energy Tower, Inc. (the "Company") issued a Convertible Promissory Note (the “Note”) to JMJ Financial (“JMJ”) providing JMJ with the ability to invest up to $275,000 which contains a 10% original issue discount (the “JMJ Note”). The transaction closed on July 25, 2012. JMJ provided $50,000 to the Company on the Effective Date.

The maturity date is one year from the effective date of each payment by JMJ to the Company (the “Maturity Date”). The conversion price (the “Conversion Price”) for each portion of consideration paid by JMJ to the Company is lesser of: (1) the closing price of the Company’s stock on the day the portion of consideration is paid to the Company, or (2) 70% of the lowest trade price in the 25 trading days previous to the conversion. JMJ has agreed to restrict their ability to convert the JMJ Notes and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The JMJ Note bears interest at 0% for the first 60 days and a one-time interest charge of 10% will be applied to the Principal Sum thereafter.

At any time after the Effective Date, the Company will have the option, upon 20 days business notice to JMJ, to prepay the entire remaining outstanding principal amount of the Note in cash, provided that (i) the Company will pay JMJ 150% of the principal amount outstanding in repayment, (ii) such amount must be paid in cash on the next business day following the 20 day business day notice period, and (iii) JMJ may still convert the Note pursuant to the terms herein during the 20 day business period until such repayment amount has been received in full.

The Company will include on its next registration statement that the Company files with the Securities and Exchange Commission all shares issuable upon conversion of the Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal amount of the Note, but not less than $25,000, being immediately due and payable to JMJ at its election in the form of cash payment or addition to the balance of the Note.

The Note was offered and sold to JMJ in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. JMJ is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Convertible Promissory Note issued to JMJ Financial

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN WIND ENERGY TOWER, INC.

Date: July 30, 2012	By:	/s/ Ronald W. Pickett
Ronald W. Pickett CEO President and Chairman